CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated for reference the 1st day of February 2001, between InternetStudios.com, Inc. (the "Company") and Emergent Capital Corporation (the "Consultant").

WHEREAS, Company wishes to engage the services of the Consultant to act as a consultant for Company and, the Consultant has agreed to accept such engagement on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. APPOINTMENT

Company hereby agrees to retain the Consultant and the Consultant agrees to work for Company, all in accordance with the terms and provisions of this Agreement.

2. SERVICES

The Consultant shall provide consulting services in the areas of expanding the Company's IT Partnerships. All such services shall be when and where reasonably required by Company, on a first-priority, non-exclusive basis, and shall be at the request and under the Company's direction. The Consultant agrees that Peter Tatham shall be the individual responsible for providing services to the Company.

3. TERM

The initial term of this Agreement shall be Six (6) months commencing on February 1, 2001 and ending on July 31, 2001 (the "Initial Term"). Company may extend the Term on the same terms for an additional Six (6) months by an offer made in writing at any time prior to the end of the Initial Term.

4. REMUNERATION

The Consultant shall be entitled to a monthly fee of $5,000 (the "Fee") for ongoing consulting services.

5. TERMINATION

Either party may terminate this Agreement by giving notice to the other party in writing two weeks prior to the effective date of such termination.

6. CONFIDENTIALITY

The Consultant agrees that he shall not, either during the Term or at any time thereafter, disclose to any person, any confidential information concerning the business or affairs of Company which the Consultant may have acquired in the course of or incidental to the performance of her obligations hereunder or otherwise, and the Consultant shall not directly or indirectly use (whether for his own benefit or to the detriment or intended detriment of Company) any confidential information he may acquire with respect to the business or affairs of Company. All such information shall be held by the Consultant in trust for Company for the sole benefit of Company.

7. INDEPENDENT CONTRACTORS

The relationship between the parties is that of independent contractors only, and nothing in this Agreement shall be construed as creating a master - servant or partnership relationship between the parties. In addition, the parties agree that this Agreement may not be assigned in whole or in part by the Consultant or Company.

8. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

9. NOTICES

Any notice required or permitted to be given under this Agreement shall be considered to be sufficient if in writing and delivered to the address above-noted of the party being notified.

10. ARBITRATION

All matters and differences in relation to this Agreement shall be referred to arbitration by a single arbitrator if the parties agree on one, and otherwise to three (3) arbitrators, one to be appointed by each party and a third to be chosen by the first two appointed. Any award or determination of such arbitrator or arbitrators shall be final and binding. The provisions of the Commercial Arbitration Act (British Columbia) and amending Acts shall govern the arbitration procedure and the provisions of this clause shall be deemed to be a submission to arbitration within such Act and amendments thereto.

11. ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the 1st day of February 2001.

INTERNETSTUDIOS.COM, INC.

/s/ Mark Rutledge

Per:

Authorized Signatory

Agreed to and accepted this 1st day of February, 2001

EMERGENT CAPITAL CORP.

/s/ signed

Per: ___________________

Authorized Signatory